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                                                                    Exhibit 5.01

                               September 11, 2003



Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

                  Re: 2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION EQUITY-BASED AWARD PLAN, SHARE OPTION GRANTS OUTSIDE OF A PLAN AND RESTRICTED SHARE GRANTS OUTSIDE OF A PLAN
                           -----------------

Ladies and Gentlemen:

                  We have acted as counsel to Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,100,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan (the "Plan"), up to 126,500 Common Shares issuable upon the exercise of options pursuant to share option agreements outside of a plan (the "Option Agreements") and up to 700 Common Shares issuable pursuant to restricted share agreements outside of a plan (together with the Option Agreements, the "Agreements").

                  We have examined the Plan, Agreements and such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based solely thereon, we are of the opinion that the Common Shares available for issuance under the Plan or the Agreements, when issued, delivered and paid for pursuant to the Plan or the applicable Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of our firm in Item 5 of Part II to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons where consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ Baker & Hostetler LLP
                                          Baker & Hostetler LLP